                                                                       Form 10-Q

                                                                      Exhibit 12



                      E. I. DU PONT DE NEMOURS AND COMPANY

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)



                                                Six Months                         Years Ended December 31
                                                  Ended         -------------------------------------------------------------
                                              June 30, 2001       2000          1999         1998         1997         1996
                                              -------------     -------        -------      -------      -------      -------
Income from Continuing Operations
   Before Extraordinary Item and
   Cumulative Effect of Change In
   Accounting Principle                          $   271        $ 2,314        $   219      $ 1,648      $ 1,432      $ 2,931
Provision for Income Taxes                           133          1,072          1,410          941        1,354        1,416
Minority Interests in Earnings of
   Consolidated Subsidiaries                          26             61             61           24           43           40
Adjustment for Companies Accounted
    for by the Equity Method                          11           (109)            33          (39)         936 (a)       82
Capitalized Interest                                 (32)           (69)          (107)        (120)         (80)         (70)
Amortization of Capitalized Interest                  27             65             88 (b)       65 (b)       82 (b)      127 (b)
                                                 -------        -------        -------      -------      -------      -------

                                                     436          3,334          1,704        2,519        3,767        4,526
                                                 -------        -------        -------      -------      -------      -------

Fixed Charges:
   Interest and Debt Expense -
      Continuing Operations                          344            810            535          520          389          409
   Interest and Debt Expense -
      Discontinued Operations(c)                       -              -            180          304          252          304
   Capitalized Interest - Continuing
      Operations                                      32             69            107          120           80           70
   Capitalized Interest - Discontinued
      Operations(c)                                    -              -              3           78           90           73
   Rental Expense Representative of
      Interest Factor                                 36             70             66           71           83           80
                                                 -------        -------        -------      -------      -------      -------

                                                     412            949            891        1,093          894          936
                                                 -------        -------        -------      -------      -------      -------
Total Adjusted Earnings Available for
   Payment of Fixed Charges                      $   848        $ 4,283        $ 2,595      $ 3,612      $ 4,661      $ 5,462
                                                 =======        =======        =======      =======      =======      =======

Number of Times Fixed Charges Earned                 2.1            4.5            2.9          3.3          5.2          5.8
                                                 =======        =======        =======      =======      =======      =======

-----------------------------
(a) Includes write-off of Purchased In-Process Research and Development associated with acquisition of 20% interest in Pioneer Hi-Bred International, Inc.
(b) Includes write-off of capitalized interest associated with divested businesses.
(c)   Divestiture of Conoco Inc. was completed August 6, 1999.



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